Exhibit 99.3

Vital Energy Announces Increase in Tender Cap for Senior Notes Due 2030

TULSA, OK – April 1, 2024 – Vital Energy, Inc., a Delaware corporation (NYSE: VTLE) (“Vital Energy” or the “Company”), today announced that it has amended its previously announced cash tender offer (the “Tender Offer”) for its 9.750% senior notes due 2030 (the “2030 Notes”).

The Company is amending (i) the maximum amount of 2030 Notes it will repurchase in the Tender Offer from $100,000,000 aggregate principal amount to $197,636,000 aggregate principal amount and (ii) the expiration date of the Tender Offer to 5:00 p.m., New York City time, on April 16, 2024.

Accordingly, subject to completion of its previously announced offering of additional 7.875% senior notes due 2032, the Company will accept all 2030 Notes that were tendered and not withdrawn prior to 5:00 p.m., New York City time, on March 27, 2024 (the “Early Tender Date”) and settle such 2030 Notes tendered and not withdrawn prior to the Early Tender Date on April 3, 2024. Because the Tender Offer for the 2030 Notes, as amended, was fully subscribed by the Early Tender Date, no 2030 Notes tendered after the Early Tender Date will be accepted for purchase in the Tender Offer. Consummation of the increased Tender Offer and the extension of the expiration date of the Tender Offer set forth in this press release is subject to completion of the additional notes offering on April 3, 2024. If the additional notes offering is not completed on April 3, 2024, then the Company will purchase in the Tender Offer only the initial $100,000,000 aggregate principal amount of the 2030 Notes tendered prior to the Early Tender Date, based on a proration factor of 50.72%.

Except as stated in this press release, no other terms of the Tender Offers have changed. The complete terms and conditions of the Tender Offer is described in the Offer to Purchase, copies of which may be obtained from Global Bondholder Services Corporation (“GBS”), the Depositary and Information Agent, by calling (212) 430-3774 (banks and brokers) or (855) 654-2014 (all others), or visiting http://www.gbsc-usa.com/vital online.

BofA Securities will act as the sole dealer manager for the Tender Offer. Any questions regarding the terms of the Tender Offers should be directed to the lead dealer manager at BofA Securities by calling (888) 292-0070 (toll free) or (980) 287-6959 (collect) or by emailing debt_advisory@bofa.com.

This press release is for informational purposes only and does not constitute an offer to purchase or sell, a solicitation of an offer to purchase or sell or a notice of redemption with respect to any securities, including the Tender Notes or the New Notes. Each of the Tender Offers is being made solely by the Offer to Purchase. The Tender Offers are not being made to holders of Tender Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Vital

Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. The Company’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.

Forward-Looking Statements

This press release contains forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties. General risks relating to Vital Energy include, but are not limited to, continuing and worsening inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, including as a result of actions by the Organization of Petroleum Exporting Countries and other producing countries (“OPEC+”) and the Russian-Ukrainian or Israeli-Hamas military conflicts, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, and under the Inflation Reduction Act (the “IRA”), including those related to climate change, the impact of legislation or regulatory initiatives intended to address induced seismicity on our ability to conduct our operations; uncertainties in estimating reserves and production results; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of Vital Energy’s transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to Vital Energy’s business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and imposition of any additional taxes under the IRA or otherwise, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2023 and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). These documents are available through Vital Energy’s website at www.vitalenergy.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:

Ron Hagood

918.858.5504

ir@vitalenergy.com

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